NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA


                                                    CUSIP NO.  448794 10 7


      Number                                              Shares
    xxxxxxxxxx                                         xxxxxxxxxxx

                      HYDRO ENVIRONMENTAL RESOURCES, INC.

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001


     THIS CERTIFIES THAT           xxxxxxxxxxxxxxxxxxxxx


     IS THE RECORD HOLDER OF       xxxxxxxxxxxxxxxxxxxxx



           Shares of HYDRO ENVIRONMENTAL RESOURCES, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: xxxxxxxxxxxx

/s/ Jack H. Wynn
-------------------------------------        HYDRO ENVIRONMENTAL RESOURCES, INC.
           President                                       CORPORATE
                                                              SEAL
                                                            OKLAHOMA

/s/ Jack H. Wynn
------------------------------
           Secretary


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                                        Countersigned Registered:
                                     NEVADA AGENCY AND TRUST COMPANY
                                    50 WEST LIBERTY STREET, SUITE 880
                                           RENO, NEVADA 89501

                                      By:_________________________
                                           Authorized Signature